Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The pro forma financial information previously filed on May 6, 2013 has been updated to included the three months ended March 31, 2012 and 2013. The following unaudited pro forma condensed consolidated balance sheet and statements of operations are derived from the historical consolidated financial statements of Quicksilver Resources Inc. (“Quicksilver”). The pro forma condensed consolidated balance sheet as of March 31, 2013 gives effect to the disposition of a 25% working interest in our Barnett Shale Asset (the “Barnett Transaction”) as if it had occurred on March 31, 2013. The pro forma condensed consolidated statement of operations for the year ended December 31, 2012 and the three months ended March 31, 2012 and 2013 reflects the Barnett Transaction as if it had occurred on January 1, 2012. The pro forma statements of operations exclude any recognition of gain or loss related to the disposition as a non-recurring transaction. The unaudited pro forma condensed consolidated balance sheet and statements of operations have been derived from and should be read in conjunction with the related notes and Quicksilver's historical financial statements, including the related notes, included in its 2012 Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.
The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.
The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of Quicksilver's operations would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of Quicksilver's future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that Quicksilver believes to be reasonable.

QUICKSILVER RESOURCES INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2013
In thousands

	Historical	Pro Forma Adjustments		Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$9,850	$208,934	(a)	$218,784
Accounts receivable - net of allowance for doubtful accounts	57,419	—		57,419
Derivative assets at fair value	54,566	—		54,566
Other current assets	25,881	—		25,881
Total current assets	147,716	208,934		356,650
Property, plant and equipment - net
Oil and gas properties, full cost method
Evaluated oil and gas properties	484,560	(113,147)	(b)(c)	371,413
Unevaluated oil and gas properties	304,340	(9,954)	(d)	294,386
Other property and equipment	238,632	(9,384)	(c)(e)	229,248
Property, plant and equipment - net	1,027,532	(132,485)		895,047
Derivative assets at fair value	96,314	—		96,314
Other assets	37,647	—		37,647
	$1,309,209	$76,449		$1,385,658
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$17,857	$—		$17,857
Accrued liabilities	105,854	—		105,854
Derivative liabilities at fair value	532	—		532
Total current liabilities	124,243	—		124,243
Long-term debt	2,108,319	(251,184)	(a)	1,857,135
Partnership liability	129,814	—		129,814
Asset retirement obligations	115,665	(12,784)	(c)	102,881
Derivative liabilities at fair value	14,858	—		14,858
Other liabilities	19,242	—		19,242

Stockholders' equity	(1,202,932)	340,417	(f)	(862,515)
	$1,309,209	$76,449		$1,385,658
The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

QUICKSILVER RESOURCES INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2013
In thousands, except for per share data

	Historical	Pro Forma Adjustments		Pro Forma

Revenue
Production	$132,614	$(19,660)	(a)	$112,954
Sales of purchased natural gas	16,558	—		16,558
Net derivative gains (losses)	(31,369)	—		(31,369)
Other	900	—		900
Total revenue	118,703	(19,660)		99,043
Operating expense
Lease operating	24,895	(3,360)	(a)	21,535
Gathering, processing and transportation	39,824	(7,765)	(a)	32,059
Production and ad valorem taxes	5,484	(1,113)	(a)	4,371
Costs of purchased natural gas	16,518	—		16,518
Depletion, depreciation and accretion	18,256	(946)	(b)(c)(d)	17,310
Impairment	—	67,288	(e)	67,288
General and administrative	16,163	(276)	(f)	15,887
Other operating	1,437	—		1,437
Total expense	122,577	53,828		176,405
Crestwood earn-out	—	—		—
Operating income (loss)	(3,874)	(73,488)		(77,362)
Other income (expense) - net	(150)	—		(150)
Fortune Creek accretion	(4,845)	—		(4,845)
Interest expense	(43,942)	2,985	(g)	(40,957)
Income (loss) before income taxes	(52,811)	(70,503)		(123,314)
Income tax (expense) benefit	(6,896)	—	(h)	(6,896)
Net income (loss)	$(59,707)	$(70,503)		$(130,210)

Earnings (loss) per common share - basic	$(0.35)			$(0.76)
Earnings (loss) per common share - diluted	$(0.35)			$(0.76)
Weighted average common shares outstanding - basic	171,826			171,826
Weighted average common shares outstanding - diluted	171,826			171,826
The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

QUICKSILVER RESOURCES INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2012
In thousands, except for per share data

	Historical	Pro Forma Adjustments		Pro Forma

Revenue
Production	$166,454	$(25,803)	(a)	$140,651
Sales of purchased natural gas	12,086	—		12,086
Net derivative gains (losses)	(6,664)	—		(6,664)
Other	990	—		990
Total revenue	172,866	(25,803)		147,063
Operating expense
Lease operating	28,691	(4,320)	(a)	24,371
Gathering, processing and transportation	43,077	(9,801)	(a)	33,276
Production and ad valorem taxes	6,763	(1,481)	(a)	5,282
Costs of purchased natural gas	11,937	—		11,937
Depletion, depreciation and accretion	54,439	(8,655)	(b)(c)(d)	45,784
Impairment	317,928	393,862	(e)	711,790
General and administrative	19,095	(348)	(f)	18,747
Other operating	18	—		18
Total expense	481,948	369,257		851,205
Crestwood earn-out	41,097	—		41,097
Operating income (loss)	(267,985)	(395,060)		(663,045)
Other income (expense) - net	93	—		93
Fortune Creek accretion	(4,741)	—		(4,741)
Interest expense	(40,170)	1,479	(g)	(38,691)
Income (loss) before income taxes	(312,803)	(393,581)		(706,384)
Income tax (expense) benefit	101,238	137,753	(h)	238,991
Net income (loss)	$(211,565)	$(255,828)		$(467,393)

Earnings (loss) per common share - basic	$(1.24)			$(2.75)
Earnings (loss) per common share - diluted	$(1.24)			$(2.75)
Weighted average common shares outstanding - basic	169,939			169,939
Weighted average common shares outstanding - diluted	169,939			169,939
The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

QUICKSILVER RESOURCES INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
In thousands, except for per share data

	Historical	Pro Forma Adjustments		Pro Forma

Revenue
Production	$630,947	$(87,334)	(a)	$543,613
Sales of purchased natural gas	62,405	—		62,405
Net derivative gains (losses)	11,444	—		11,444
Other	4,242	—		4,242
Total revenue	709,038	(87,334)		621,704
Operating expense
Lease operating	95,333	(13,557)	(a)	81,776
Gathering, processing and transportation	166,316	(35,910)	(a)	130,406
Production and ad valorem taxes	25,395	(5,236)	(a)	20,159
Costs of purchased natural gas	62,041	—		62,041
Depletion, depreciation and accretion	163,624	(38,263)	(b)(c)(d)	125,361
Impairment	2,625,928	(430,298)	(e)	2,195,630
General and administrative	75,697	(1,274)	(f)	74,423
Other operating	1,562	—		1,562
Total expense	3,215,896	(524,538)		2,691,358
Crestwood earn-out	41,097	—		41,097
Operating income (loss)	(2,465,761)	437,204		(2,028,557)
Other income (expense) - net	1,108	—		1,108
Fortune Creek accretion	(19,472)	—		(19,472)
Interest expense	(164,051)	10,853	(g)	(153,198)
Income (loss) before income taxes	(2,648,176)	448,057		(2,200,119)
Income tax (expense) benefit	295,570	—	(h)	295,570
Net income (loss)	$(2,352,606)	$448,057		$(1,904,549)

Earnings (loss) per common share - basic	$(13.83)			$(11.20)
Earnings (loss) per common share - diluted	$(13.83)			$(11.20)
Weighted average common shares outstanding - basic	170,106			170,106
Weighted average common shares outstanding - diluted	170,106			170,106
The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a)
Adjustment to reflect the $208.9 million in cash retained from the Barnett Transaction. Of the $463.4 million net cash proceeds received, $251.2 million was used to repay principal amounts under our U.S. and Canadian senior secured revolving credit facilities (the "Combined Credit Agreements") and $3.3 million was used to pay transaction fees upon closing.

(b)
Adjustment to reduce the full-cost pool was calculated using the full-cost method of accounting. We allocated the capitalized costs within the U.S. cost center between the reserves sold and the reserves retained, which resulted in a decrease to the U.S. cost center of $101.4 million.

(c)
Adjustment to reflect the elimination of $12.8 million of asset retirement obligations associated with the Barnett Transaction and the associated asset retirement cost capitalized in the full-cost pool of $11.7 million and other property and equipment of $1.1 million.

(d)	Adjustment to reduce $10.0 million of the historical cost basis of unevaluated oil and gas properties associated with the Barnett Transaction.

(e)	Adjustment to reduce other property and equipment that were included in the Barnett Transaction by $8.3 million after including associated accumulated depreciation of $4.5 million.

(f)
Adjustment to reflect the gain on the Barnett Transaction net of transaction fees incurred. The estimated gain on evaluated oil and gas properties was calculated using the full-cost method of accounting. We allocated the capitalized costs within the U.S. cost center between the reserves sold and the reserves retained.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2013

(a)	Adjustment to eliminate production revenue and direct operating expenses from our Barnett Shale Asset pursuant to the Barnett Transaction.

(b)	Adjustment to reduce depreciation expense by $0.2 million for property and equipment sold in the Barnett Transaction.

(c)	Adjustment to reduce depletion expense by $0.6 million to primarily reflect a decrease in production as a result of the Barnett Transaction partially offset by an increase in depletion rate.

(d)	Adjustment to reduce accretion expense by $0.1 million to reflect the reduction of the asset retirement obligation associated with the Barnett Transaction.

(e)	Adjustment to impairment expense to reflect the updated inputs to the quarterly full-cost ceiling tests for the U.S. cost center as a result of the Barnett Transaction.

(f)	Adjustment to general and administrative expense to reflect the costs anticipated to be borne by TG Barnett Resources LP.

(g)
Adjustment to interest expense to reflect the use of proceeds to reduce the amounts outstanding under the Combined Credit Agreements partially offset by an increase in the commitment fee for unutilized availability. For purposes of the pro forma statement of operations, we have assumed that the proceeds were used on January 1, 2012 and throughout 2012 and 2013 to eliminate any amounts outstanding under the previous Combined Credit Agreements that existed prior to April 2013.

(h)	Due to the recognition of a full valuation allowance in 2012, there would be no pro forma effect on income taxes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2012

(a)	Adjustment to eliminate production revenue and direct operating expenses from our Barnett Shale Asset pursuant to the Barnett Transaction.

(b)	Adjustment to reduce depreciation expense by $0.2 million for property and equipment sold in the Barnett Transaction.

(c)	Adjustment to reduce depletion expense by $8.3 million to primarily reflect a decrease in production as a result of the Barnett Transaction partially offset by an increase in depletion rate.

(d)	Adjustment to reduce accretion expense by $0.1 million to reflect the reduction of the asset retirement obligation associated with the Barnett Transaction.

(e)	Adjustment to impairment expense to reflect the updated inputs to the quarterly full-cost ceiling tests for the U.S. cost center as a result of the Barnett Transaction.

(f)	Adjustment to general and administrative expense to reflect the costs anticipated to be borne by TG Barnett Resources LP.

(g)
Adjustment to interest expense to reflect the use of proceeds to reduce the amounts outstanding under the Combined Credit Agreements partially offset by an increase in the commitment fee for unutilized availability. For purposes of the pro forma statement of operations, we have assumed that the proceeds were used on January 1, 2012 and throughout 2012 to eliminate any amounts outstanding under the previous Combined Credit Agreements that existed prior to April 2013.

(h)
Adjustment to income tax benefit to reflect the U.S. statutory tax rate applied to the cumulative effect of changes referenced within the unaudited pro forma statement of operations as a deferred tax liability existed at March 31, 2012, prior to the recognition of the full valuation allowance.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2012

(a)	Adjustment to eliminate production revenue and direct operating expenses from our Barnett Shale Asset pursuant to the Barnett Transaction.

(b)	Adjustment to reduce depreciation expense by $0.9 million for property and equipment sold in the Barnett Transaction.

(c)	Adjustment to reduce depletion expense by $36.9 million to primarily reflect a decrease in production as a result of the Barnett Transaction partially offset by an increase in depletion rate.

(d)	Adjustment to reduce accretion expense by $0.5 million to reflect the reduction of the asset retirement obligation associated with the Barnett Transaction.

(e)	Adjustment to impairment expense to reflect the updated inputs to the quarterly full-cost ceiling tests for the U.S. cost center as a result of the Barnett Transaction.

(f)	Adjustment to general and administrative expense to reflect the costs anticipated to be borne by TG Barnett Resources LP.

(g)
Adjustment to interest expense to reflect the use of proceeds to reduce the amounts outstanding under the Combined Credit Agreements partially offset by an increase in the commitment fee for unutilized availability. For purposes of the pro forma statement of operations, we have assumed that the proceeds were used on January 1, 2012 and throughout 2012 and 2013 to eliminate any amounts outstanding under the previous Combined Credit Agreements that existed prior to April 2013.

(h)	Due to the recognition of a full valuation allowance in 2012, there would be no pro forma effect on income taxes.